UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 12, 2026 (the “Closing Date”), Pelthos Therapeutics Inc., a Nevada corporation (the “Company”), LNHC, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“LNHC”) and Channel Pharmaceutical Corporation, a Nevada corporation and a wholly subsidiary of the Company (“Channel”), as co-borrowers (together with the Company, the “Borrowers”), entered into a Venture Loan and Security Agreement (the “Loan Agreement”) by and among the Borrowers and Horizon Technology Finance Corporation, a Delaware corporation, as lender and collateral agent (the “Lender”). The Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $50.0 million (collectively, the “Term Loans”). The proceeds of the Term Loans will be used to support the commercialization of the Company’s existing commercialized pharmaceutical product – ZELSUVMITM, to launch two other recently-acquired products – Xepi® and Xeglyze® – and for working capital and general corporate purposes. The Borrowers borrowed $30.0 million of Term Loans on the Closing Date. The remaining $20.0 million of Terms Loans may be borrowed under the Loan Agreement upon the achievement by the Company of certain milestones set forth in the Loan Agreement.

Borrowings under the Loan Agreement accrue interest at a rate equal to the prime rate plus 3.75% with the prime rate having a floor of 6.75%. The Term Loans are repayable in monthly interest-only payments from March 1, 2026 until February 1, 2029 (the “Interest-Only Payment Period”). After the expiration of the Interest-Only Payment Period, beginning on March 1, 2029, the Term Loans will be repayable in 24 equal monthly payments of principal and accrued interest until maturity. Alternatively, if the Borrowers achieve a trailing twelve-month consolidated net revenue of at least $75.0 million, the Term Loans will be repayable in monthly interest-only payments from March 1, 2026 until February 1, 2030 (the “Extended Interest-Only Payment Period”). After the expiration of the Extended Interest-Only Payment Period, the Term Loans will be repayable in 12 equal monthly payments of principal and accrued interest until maturity. The Term Loans will mature on January 31, 2031 (the “Maturity Date”).

The Borrowers paid a commitment fee in the amount of $300,000 on the Closing Date. The Borrowers will pay an additional commitment fee in the amount of 1.0% of the principal amount of the last six Term Loans concurrently with the funding of those six Term Loans. Upon the payment in full of the Term Loans, the Borrowers will pay to the Lender a final payment in the amount of five percent (5.0%) of the aggregate original principal amount of the Term Loans made under the Loan Agreement.

At the Borrowers’ option, the Borrowers may prepay all of the outstanding Term Loans, subject to a prepayment premium equal to (a) 3.0% of the Term Loans being prepaid if the prepayment is made during the Interest-Only Period or Extended Interest-Only Period, as applicable; (b) 2.0% of the Term Loans being prepaid if the prepayment occurs within twelve (12) months after the Interest-Only Period or Extended Interest-Only Period, as applicable; and (c) 1.0% of the Term Loans being prepaid if the prepayment occurs any time thereafter.

The Borrowers’ obligations under the Loan Agreement are secured by substantially all of the Borrowers’ assets, including intellectual property, subject to certain customary exceptions.

In connection with the Loan Agreement, the Company issued to the Lender warrants to purchase up to 65,488 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price of $27.49 per share (the “Warrants”). The Warrants are exercisable for five years from the Closing Date.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their subsidiaries to, among other things, dispose of assets, enter into certain licensing arrangements, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type. The Loan Agreement also includes customary events of default, including, among others, payment defaults, material misrepresentations, breaches of covenants following any applicable cure period, cross defaults with certain other indebtedness, bankruptcy and insolvency events, judgment defaults and the occurrence of certain events that could reasonably be expected to have a “material adverse effect.” The occurrence of an event of default could result in the acceleration of the Borrowers’ obligations under the Loan Agreement, the termination of the Lenders’ commitments, a 4.0% increase in the applicable rate of interest and the exercise by Lender of other rights and remedies provided for under the Loan Agreement.

The foregoing descriptions of the Loan Agreement and the Warrants are not complete and are subject to and qualified in their entirety by reference to the Loan Agreement and the Form of Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above regarding the Warrants issued to the Lender and the exercise of the Warrants into shares of the Company’s Common Stock is incorporated into this Item 3.02 by reference. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On January 13, 2026, the Company issued a press release announcing the closing of the Loan Agreement. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

4.1	Form of Warrant issued pursuant to Venture Loan and Security Agreement dated as of January 12, 2026, by and among Pelthos Therapeutics Inc., LNHC, Inc., Channel Therapeutics Corporation and Horizon Technology Finance Corporation

10.1*	Venture Loan and Security Agreement, dated as of January 12, 2026, by and among Pelthos Therapeutics Inc., LNHC, Inc., Channel Therapeutics Corporation and Horizon Technology Finance Corporation.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pelthos Therapeutics Inc.

Date: January 13, 2026	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer